EXHIBIT (a)(140)

Legal Notice The following presentation contains forward-looking statements that state PeopleSoft's intentions, beliefs, expectations, or predictions for the future. Forward-looking statements often include use of the future tense, words such as "will", "intends", "anticipates", expects", and similar conditional or forward-looking words and phrases. You are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward-looking statements are only as of the date they are made and PeopleSoft undertakes no obligation to update or revise them. Forward-looking statements in this presentation include those relating to PeopleSoft's anticipated future revenues, operating margins and earnings per share and other statements relating to the Company's future prospects, actions, technology and performance. Forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: the costs and disruption to PeopleSoft's business arising from the Oracle tender offer and related litigation; the Company's ability to successfully complete the integration of J.D. Edwards into PeopleSoft and to achieve anticipated synergies; economic and political conditions in the U.S. and abroad; the ability to complete and deliver products and services within currently estimated time frames and budgets; the ability to manage expenses effectively; the ability to achieve revenue from products and services that are under development; competitive and pricing pressures; and other risks referenced from time to time in PeopleSoft's most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q, each as filed with the SEC and available without charge at www.sec.gov and www.peoplesoft.com. PeopleSoft's Board of Directors will be soliciting proxies for use at the 2005 Annual Meeting of Stockholders, and any adjournment or postponement thereof, to vote in favor of a slate of directors to be nominated by the Board of Directors and on any other matters that properly come before the 2005 Annual Meeting. Promptly after filing its definitive proxy statement for the 2005 Annual Meeting with the SEC, PeopleSoft will mail the 2005 Proxy Statement and a WHITE Proxy Card to each PeopleSoft stockholder entitled to vote at the Annual Meeting. PeopleSoft has engaged Innisfree M&A Incorporated to assist it in soliciting proxies from its stockholders. PeopleSoft has agreed to pay customary compensation to Innisfree M&A Incorporated for such services and to indemnify Innisfree M&A Incorporated and certain related persons against certain liabilities relating to or arising out of the engagement. Certain representatives of Citigroup Global Markets Inc. and Goldman, Sachs & Co., financial advisors to PeopleSoft, and directors, officers and employees of PeopleSoft also may solicit proxies for the 2005 Annual Meeting, although no additional compensation will be paid in connection with any such solicitation. PeopleSoft has filed a Solicitation/Recommendation Statement on Schedule 14D-9 regarding Oracle's tender offer that contains information regarding the potential interests of members of the Board of Directors and members of management in the tender offer. Information regarding securities ownership by certain members of the Board of Directors and certain members of management as of February 10, 2004 is contained in PeopleSoft's definitive proxy statement for the 2004 Annual Meeting of Stockholders, dated February 20, 2004. PeopleSoft stockholders should read the Schedule 14D-9 and the 2005 Proxy Statement when it is filed with the SEC (including any amendments to such documents) because these documents contain (or will contain) important information. The 2005 Proxy Statement (when filed), the 2004 Proxy Statement, the Schedule 14D-9 and other public filings made by PeopleSoft with the SEC are available without charge from the SEC's website at www.sec.gov and from PeopleSoft at www.peoplesoft.com. The Company utilizes financial measures that are not prepared in accordance with generally accepted accounting principles in analyzing financial results because the Company believes that they are useful to investors and management in evaluating the Company's ongoing financial performance. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures facilitate making historical comparisons by excluding the impact of certain events, such as the costs associated with responding to Oracle's hostile tender offer and the purchase accounting impact of the acquisition of J.D. Edwards. These events might otherwise obscure the results of our ongoing business activities when compared to our competitors or our own historical performance. In addition, presentation of these non-GAAP financial measures enables investors to evaluate the Company's performance under both the GAAP and pro forma measures that management and the Board of Directors use to evaluate the Company's performance. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Where non-GAAP financial measures have been included in these materials, the Company has reconciled the GAAP to the non-GAAP measures in this document and on our website at www.peoplesoft.com. PeopleSoft has not obtained the consent of the authors and publications reprinted in this presentation to the use of their material.

Agenda State of The Enterprise Software Market PeopleSoft Strategy PeopleSoft Future Directions PeopleSoft Financial Results and Outlook

State of The Enterprise Software Market

ERP Industry Trends ERP Market Rebounding in 2004 - 2005 Gartner: $5.6 billion in software licensing in 2004, up 6.1%(a) AMR: Total Revenues (S/W, Maint, Svcs) of $36 Billion in 2004(b) AMR and Gartner both predicting 6+% growth in 2005(a)(b) Post 2001, ERP Vendors again "strategic suppliers" Caught up/Catching up in CRM, SCM, Analytics, ... Customers consolidating around key vendors Internet-era companies: where are they now? 2 major players in ERP winner circle: SAP & PeopleSoft Oracle falling behind, 8/04 quarterly results Will CRM remain a standalone segment? HCM fastest growth area: 7.7% CAGR through 2008(a)(b) (a) Gartner 2004 research reports (b) AMR 2004 research reports

2001 2002 2003 License Revenue ($mm) $5,459 $4,957 $5,267 Growth (%) (22.8)% (9.2)% +6.0% The selling environment for ERP solutions began to improve in the latter half of 2003, and this trend will continue into 2004. Partly because of this trend, we have raised our license revenue forecast from 4.5 percent growth to 6.1 % growth for 2004. Looking to 2008, we estimate that license revenue for the ERP market will experience a five-year compound annual growth rate (CAGR) of 6 percent. -Gartner, October 2004 1998 1999 2000 2001 2002 2003 US$mm 19 -11 4 -26 -8 4 Constant Currency 20 -9 12 -26 -10 -4 North 45.9 46.9 45 43.9 ERP License Revenue and Forecast - Gartner ERP License Revenue Growth(a) (a) Gartner 2004 research reports

HCM Industry Trends AMR & Gartner: $1.4 billion in software licenses in 2004(a)(b) Gartner expecting 8.2% growth in 2005 software licensing(a) "Operationalizing" Human Resources function Moving from record-keeping to "front-office" applications Significant New opportunities for growth Talent Management/Recruiting/ATS Workforce Scheduling Optimization (18% CAGR)(c) Workforce Performance/Incentive Mgmt (14.5% CAGR)(c) (a) Gartner 2004 research reports (b) AMR 2004 research reports (c) IDC 2004 research reports

CRM Industry Trends Worldwide CRM License Revenue in 2004: $3.5 - 3.7 Billion(a) Expected to grow 3.5% in 2004(a) Follows declines in 2001 (-8%), 2002 (-21%), 2003 (-16%)(a) 2005 Estimates: Gartner: 6.0%(a), AMR: 7.7%(b) Siebel the market leader in on-premise CRM software PeopleSoft viewed as #2 from best-of-breed perspective SAP largely selling into their installed base Oracle non-existent On-Demand solutions gaining traction quickly CRM Analytics a significant growth opportunity (a) Gartner 2004 research reports (b) AMR 2004 research reports

SCM Market Trends Turning the corner, up 5% in '04, Gartner 2005: 7.0%(a) $2.1 Billion in new licenses in 2004(a) 3% decline in 2003 following declines in 2001 (-10%) & 2002 (-20%)(a) Includes the following categories: Supply Chain Planning (SCP) Supplier Relationship Management (SRM) Supply Chain Execution (SCE) Major Industry Trends: Demand-driven SCM/MFG gaining traction (Gartner, AMR)(a)(b) ERP Vendors taking market share in Supply Chain Planning RFID should be a driver for new purchases Top 4 Vendors: SAP, Oracle, PeopleSoft, Ariba (a) Gartner 2004 research reports (b) AMR 2004 research reports

Analytics Market Size and Growth Analytical Applications-Market Size 2003-2008 CAGR: 11.1% Source: July, 2004 IDC Estimates End User Query and Reporting-Market Size 2003-2008 CAGR: 4.6% Total Global Market in 2008: 11bn+ Packaged Analytic Application market growing 2X faster than Q&R market Analytics market still remains highly fragmented Fin/Bus Perf: $1bn, 14+% CAGR CRM : $907mm, 12% CAGR 2001 2002 2003 2004E 2005E 2006E 2007E 2008E 2939 3244 3675 4099 4590 5107 5645 6223 New 2001 2002 2003 2004E 2005E 2006E 2007E 2008E 2936 2992 3121 3280 3440 3598 3748 3903 New

Core EAS markets rebounding in 2004 & beyond (Gartner) ERP (HCM, FMS, MFG)(a) 6.1% 6.2% HCM (broken out)(a) 8.0 8.2 CRM(a) 3.5 6.0 SCM (including SRM)(a) 5.0 7.0 Analytic Applications(b) 11+ 11+ Opportunities for growth exist for core applications 20-30% of sales in any given quarter coming from new customers Installed bases buy additional modules to round out investments SMB/MSE markets offer significantly better prospects for growth New geographies: China, India, Eastern Europe 2005: 6-11% license growth rate expected for current suite of applications (a) Gartner 2004 research reports (b) Analytic Application numbers from IDC report, doesn't have specific year by year growth rates 2004 2005 Summary: Enterprise Applications Markets

PeopleSoft Strategy

Corporate Strategy Framework Corporate Strategy Energize Core Business PeopleSoft On Demand Focus / Prioritization Get Start-ups out of Customer Base Complementary Acquisitions Technology Leadership Suites to MSE market Best-of-breed to Up-market Impact in 2006 & Beyond 50%+ Growth Market 2005 2006 & Beyond

Core Business – 4 Top Priorities in 2005

1. **Re-Focus on HCM Dominance**
   - Offerings for Workforce Scheduling, Incentive Comp, Recruiting
   - Leverage other product lines: SRM, HR Help Desk, Analytics
2. **Pursue Growth Opportunities in Analytics and CRM**
   - EPM 8.9 (Q1 2005) has significant improvements
   - Introduction of Operational / Real-time Analytics
   - CRM: leverage strengths around Customer Service & Support
3. **Exploit industry leadership in demand-driven manufacturing (EnterpriseOne 8.11)**
   - Demand-flow capabilities, RFID offer competitive advantage
   - Industry analysts: lower levels of penetration in SMBs, divisions
4. **Demonstrate Web Services leadership**
   - First building block for SOA and Composites architecture
   - Leverage IBM partnership

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Provide solutions for all levels of management Integrated Suite or modular deployment Start anywhere analytics! Automated Actions Volume Information Deliver the Most Comprehensive Suite of Analytics Key Decision Makers Strategic Analysis Enterprise Performance Management Executives Goal Setting Planning Detailed Discovery Operational Managers And Front line Users Day to day execution Prescriptive recommendations Operational Monitoring Optimized Decisions Operational Analytics Operational Analytics

PeopleSoft Enterprise Performance Management 8.9

- **Enterprise Warehouse Simplification**
  - Expanded Depth and Breadth of Packaged Content (40 new subject areas)
  - Open Support for Business Intelligence Tools
  - Fully Globalized Solution
  - Support for modular deployment
- **Integrated Analytic Applications**
  - Next Generation Solutions for Global Compliance (support IFRS)
  - Integrated and configurable Planning and Budgeting
  - Real-Time Profitability Analysis
  - KPI Web Services
- **Total Ownership Experience**
  - Simplified EPM Foundation Toolset and Architecture
  - Enterprise View Across All Product Families
  - Powerful Metadata Management
  - ACE integrated into People Tools

Available Q1 2005, significant installed base opportunity

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Unique Opportunity Around Operational Analytics GUI for end user dashboard creation Event monitoring and alerts Operational reporting drill-down Integration for embedded analysis Dashboard Framework Event Driven Analytics Server In-context information High performance reporting Near real time updates Targeting Q1 2005 Launch, delivery mid-2005 Goal to deliver multiple functional/industry dashboards

PeopleSoft Future Directions Composite Solutions/SOA PeopleSoft On-Demand

Application Platform Adaptable Business Architecture Composite Applications Consume Services SOA Produce Services Sales Force Automation Order Entry Billing WebServices

Orchestration Platform Enables Composites Suppliers Customers Employees Composite applications Existing applications Orchestration Platform Portal & Collaboration Process Management Business Integration Portal & Collaboration Process Management Business Integration Orchestration Platform PeopleSoft Legacy 3rd Party Systems Composite Application

PeopleSoft's Partnership with IBM

IBM's Middleware Platform

- PeopleSoft will deliver IBM's middleware with all its applications.
  - WebSphere Portal
  - WebSphere Business Integration
  - WebSphere Business Integration Modeler and Monitor
  - WebSphere Application Server
  - Development will be enabled in an Eclipse-based environment

Custom Composite Solutions

- Jointly deliver several pre-integrated composite solutions (proposed):
- Horizontal:
  - Workforce Event Mgmt
  - Asset Lifecycle Mgmt
  - Customer 360 Mgmt
- Industry:
  - Customer Profitability
  - Channel Mgmt

Joint Investment

- Jointly invest $1bn+ in dev, sales, consulting & field/solution lab
  - A nucleus of 1,000 joint developers to compliment IBM's 25,000+
  - Collaborative selling between 100,000+ large field organizations
  - Industry's 1st process interoperability lab

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On-Demand Applications Market for On-Demand Applications is strong Gaining traction in companies of all sizes Success of Salesforce.com and RightNow Established ERP vendors virtually absent Significant opportunity for PeopleSoft HCM point solutions delivered as a software service to large organizations (e.g. Recruiting) HCM and Financials offerings to SMB market

2005 First Half Product Release Schedule 4Q 2004 1Q 2005 2Q 2005 PeopleTools 8.46 Portal 8.9 EPM 8.9 FMS 8.9 SCM 8.9 Tools 8.95 EnterpriseOne Enterprise 3Q 2004 2Q 2004 Tools 8.93 E1 Apps 8.10 PeopleTools 8.45 CRM 8.9 1Q 2004 Tools 8.94 E1 Apps 8.11 HCM 8.9 HCM 8.8 SP1 Today

Summary Core Applications Markets rebounding in 2005 2004: return of stability 2001-2003: significant declines PeopleSoft poised for Growth in 2005 & Beyond HCM Dominance Growth Opportunities in CRM and Analytics Emerging Opportunity in Demand-driven Manufacturing Compelling Technology Vision Web Services, Service Oriented Architecture strategy Composite applications => new revenue opportunity On-Demand solutions provide next leg of growth

PeopleSoft Financial Results and Outlook

Entered Q4 with a robust pipeline... Strong Q3 Performance Exceeded All Expectations $161 million in license revenue 24% sequential growth More than double Oracle's applications revenue Record total revenue of $699 million, 12% growth 138 new customers 31 contracts signed over $1 million Largest contract ever ($50+ million) $76 million in operating cash flow

Outstanding Q4 Outlook License revenue $175 - $185 million 12% sequentially Total revenue $700 - $715 million (quarterly record) Pro forma EPS $0.20 - $0.22 24% sequentially GAAP EPS $0.14 - $0.16 114% sequentially Entered Q4 with a robust pipeline... Note: All growth rates assume midpoint of guidance ranges. Pro forma EPS excludes GAAP purchase accounting adjustments including amortization of intangibles (approximately $0.04 per share impact) and Oracle-related costs (approximately $0.02 per share impact).

2004: A Year of Accomplishments Record total revenue 12% license revenue growth - higher than industry estimates(a) Record pro forma EPS(b) Successful completion of J.D. Edwards integration Continued strong customer momentum Over 400 new customers YTD (vs. 350 last year) Largest contract ever Extended our lead over Oracle as strong #2 in Enterprise Applications Building on success Energized management and employee base continue to drive value Industry estimates for total 2003-2004 applications market growth include Gartner (4%) and AMR (11%). Using high end of PeopleSoft management Q4 pro forma EPS guidance of $0.22. The Facts: Our Performance is Self-Evident

Driving Value in 2005 Executing on clearly defined growth initiatives Focusing relentlessly on operational efficiency Building on product and technology leadership

2005 Guidance License Revenue $640 - $655 Total Revenue $2,800 - $2,900 Operating Margin 20%+ Earnings per Share $1.05 - $1.10 Operating Margin 16%+ Earnings per Share $0.82 - $0.87 Note: Pro forma EPS excludes GAAP purchase accounting adjustments including amortization of intangibles (approximately $0.19 per share impact). Pro forma EPS also excludes Oracle-related costs (approximately $0.04 per share impact). Pro forma operating margin excludes amortization of intangibles (approximately 3% impact on operating margin) and Oracle-related costs (less than 1% impact on operation margin). ($ in millions, except per share data) Pro Forma GAAP

A Clear Path to 2005 Earnings Guidance 2004 Projected Results $0.72(a) $0.33(a) Driving EPS Growth: License Revenue $0.05 - $0.07 Maintenance Revenue $0.14 - $0.16 Professional Services $0.03 - $0.03 Operating Efficiency $0.11 - $0.12 Subtotal $0.33 - $0.38 2005 Projected Results $1.05 - $1.10 $0.82 - $0.87(b) EPS Growing Faster Than Revenue Pro Forma EPS GAAP EPS Assumes high end of management guidance for Q4 (pro forma EPS $0.22). Note: Includes difference of $0.16 in GAAP adjustments between 2004 and 2005.

AMR (d) IDC (e) Gartner (f) Industry Analysts (d) License Growth Consistent with Industry Analyst Expectations 2004E License Revenue $597 - $607 2005 License Growth to Achieve Guidance $33(a) - $58(b) License Growth Required to Achieve 2005 Guidance(c) 5% - 10% CY 2005E License Revenue Guidance $640 - $655 (a) If high end of Q4 achieved ($607 million), $33 million will be required to achieve low end of 2005 guidance ($640 million). If low end of Q4 achieved ($597 million), $58 million will be required to achieve high end of 2005 guidance ($655 million). Implied license growth rate based on reported YTD 2004 license revenue plus Q4 2004 license revenue guidance. Source: AMR 2004 research reports. Source: IDC 2004 research reports. Source: Gartner 2004 research reports. License Growth Industry Estimates + Focusing on gaining share vs. SAP and extending lead over Oracle ($ in millions)

CSFB CIO Survey: Customer Intentions Support License Growth PeopleSoft SAP Siebel Lawson East 17 12 9 -9 Net Increase / (Decrease) in Applications Spending Intentions Note: Oracle was not included on CSFB questionnaire as an applications vendor Source: CSFB CIO Survey of 100 CIOs of Fortune 1000 companies dated 9/7/04 regarding customers' 2004 spending intentions.

Driving Maintenance Revenue Extended support Tiered support Packaged programs Reinstatement program Installed base of 12,750 customers, a significant opportunity Associated Revenue Growth $40 - $50 2004-2005 Maintenance Revenue Growth Traditional Revenue Targeted Initiatives Drivers ($ in millions) $110 - $130 Total Significant Bottom Line Impact New license sales Resubscriptions $70 - $80

Optimizing Professional Services Revenue Opportunities: PeopleSoft NOW - innovative revenue program launched 2004 Improving attach rates - targeted campaign Innovative training delivery - e-learning Efficiency: Increasing use of Labs - low cost Increasing offshore resources - lowest cost Increasing utilization - EMEA/JPAC

Relentless Focus on Operational Efficiency 2000 2001 2002 2003 2004 2005 GAAP 4 12 13 5 6 16 Pro Forma 2 0 1 10 9 5 GAAP 6 12 14 15 15 20 Operating Margin Latest four quarters as if combined (pre-synergies) through 3/31/03 for PSFT and 4/30/03 for JDEC. PSFT + JDEC(a) ~11% combined operating margin

Appendix

Board Conclusions on Oracle's Latest Offer

Undervalues PeopleSoft on nearly every valuation metric:

- **PeopleSoft's standalone value**
  - ✓Strong Q4 outlook, compelling 2005 plan
  - ✓Valuation multiples of enterprise software leaders
  - ✓Historical PeopleSoft valuation multiples
  - ✓Improving competitive position
  - ✓Improving operating environment
- **More valuable to Oracle than at time of $26 offer**
  - ✓Growing PSFT installed base
  - ✓Declining Oracle applications business
- **Well below valuation metrics for strategic software acquisitions**

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Note: Stock prices and estimates as of November 10, 2004. Calendar year 2004 and 2005 EPS estimates from First Call. Trading Multiples of Software Industry Leaders 33.6x 29.4x 46.6x 34.5x 24.6x 21.9x 36.5x 32.0x 40.4x 32.0x 23.6x 22.5x 24.8x 21.9x 23.2x 20.7x 2004 P/E Software Leader Valuation Multiples 2005 P/E

Implied PeopleSoft Prices at Relevant Multiples $0.77 (a) $19.25 $23.10 $26.95 $0.95 $23.75 $28.50 $33.25 $1.05 $26.25 $31.50 $36.75 $1.10 $27.50 $33.00 $38.50 $1.20 $30.00 $36.00 $42.00 Analyst 2005 consensus as of 11/10/04 is $0.77, which does not reflect current management guidance. Management guidance is $1.05 - $1.10 (pro forma). EPS 25x 30x 35x Illustrative Trading P/E Multiple 2005 Plan(b)

PeopleSoft is Growing in Value

Accomplishments	Implications For Oracle

Accomplishments

- ✓ 418 new customers YTD
- ✓ 9% increase in deferred maintenance revenues
- ✓ $422 million of new licenses
- ✓ Successful JDEC integration
- ✓ Strong Q3 results
- ✓ Generated $248 million in incremental cash
- ✓ Robust Q4 pipeline

Implications For Oracle

Financial Attractiveness

- Greater cross/up-sell potential
- Higher recurring maintenance revenue
- More PSFT cash to fund offer
  - $4.50 per share total
- "Earnings contribution from PSFT will expand over time"[a]

PeopleSoft: Strategic Imperative

- Clear #2 apps position
- Only viable alternative to SAP
- Declining Oracle applications business
- Missing link to Oracle's "stack" aspirations

(a) Oracle filing for presentation dated 11/9/04.

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CY Q4'03 CY Q3'04 PSFT 605 662 ORCL 107 69 2003A 2004E(a) PSFT 538.4 602 ORCL 107 69 PeopleSoft is More Valuable To Oracle Today Absent PeopleSoft, Oracle appears to have no credible applications growth strategy PSFT Deferred Maintenance Revenue Balance PSFT License Revenue 11.8% 9.4% PSFT Total Customers ORCL Application License Revenue CY Q4'03 CY Q3'04 PSFT 12139 12753 ORCL 107 69 CY Q3'03 CY Q3'04 PSFT 538.4 600 ORCL 107 69 5.1% 35.5% Assumes midpoint of Q4 management guidance range.

Oracle's "Best" Offer is 24% Lower Relative to PSFT Maintenance Revenue Enterprise $8.60 bn $7.63 bn 11% Value(a) Maintenance $1.19 bn(b) $1.40 bn(c) 18% Revenue Enterprise Value/ 7.2x 5.5x 24% Maintenance Revenue Multiple Enterprise Value represents implied PSFT equity value (treasury stock method) at offer price, plus synthetic leases, less cash and cash equivalents at time of offer. Represents PSFT 2004E pro forma maintenance revenue. Source: Prudential equity report as of 3/3/04. Represents pro forma PSFT YTD 2004 maintenance revenue as of 9/30/04 (excluding purchase accounting impact) annualized, plus $120 million (the midpoint of management range of maintenance revenue growth in 2005). " ...We are retaining [PeopleSoft's] very valuable maintenance revenue, again that's the real revenue stream behind this that makes this transaction work for us ... We want the renewal rates to be high, and if they're high, the transaction pays for itself" --Chuck Phillips 7/17/03 At $26 Offer Feb-2004 At $24 Offer Today Change

Oracle Can Pay Significantly More Given its Own Observations on PeopleSoft's Value


$35
$30
$25
$20
$15
$10
$5
$0
$31+
$13+
Per Share Value of Synergies
$18.05+
"Unaffected" PSFT Value – Oracle Claim

- Oracle testified to **$1.178 billion in annual cost savings**[a]
- Worth $4.8 billion (**$13+ per PeopleSoft share**) using Oracle's conservative assumptions[b]
  - Perpetuity value of Synergies = $1.178 billion * (1 - 35% tax rate) ÷ 16%[b] discount rate = **$4.8 billion**
- According to Oracle's own Investor Presentation (page 9)
  - Represents average PeopleSoft share price from 2/26/04 to 9/8/04 (during the DoJ pendency)
  - Does not reflect strong Q3 results or current management guidance
  - $18.05 would equate to 2005 P/E of only 16.8x[c]

Note: Per share values use PeopleSoft shares outstanding as of 11/8/04.
(a) Source: Safra Catz's testimony regarding efficiencies, 6/24/04 - "And if you leave the efficiencies flat annually, though I personally believe they are going to increase...its [net present value ("NPV") of efficiencies is] $4 billion"
(b) Source: Safra Catz's testimony referenced 16% discount rate and no growth.
(c) Midpoint of management guidance range of pro forma EPS of $1.05 - $1.10.

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Analysts Also Suggest Oracle Can Pay Much More "Deal [at $24] adds at least $0.12 - $0.14 to ORCL earnings... Given a multiple of 20x forward EPS, the acquisition could equate to $2.00 in share price potential for ORCL." - Robert Stimson, BoA(a) "According to our estimates, the $24 all-cash offer is accretive by approximately $0.09... Using our UBS Merger Model, Oracle has the financial capacity to offer more than $30 per share..." - Heather Bellini, UBS(b) "... The deal can still be accretive to Oracle in the low $30s." - Tad Piper, Piper Jaffray (c) (a) Report dated November 1, 2004. (b) Report dated November 1, 2004. (c) Report dated November 11, 2004.

Oracle's Day of Reckoning - January 10, 2005 PeopleSoft is suing in California for over $1 billion in damages plus additional punitive damages Suit seeks redress for Oracle's interference with customers and prospective customers Jury trial in Alameda County, California Oracle trying to avoid facing the jury Tried to remove case to federal court The federal court returned it to state court in Alameda County Told the Alameda Court not to set a trial date The Court originally set a date of November 1, 2004 Told the Alameda Court on dozens of occasions the trial could not take place until late 2005 The Court set a firm date of January 10, 2005 Oracle filed numerous counterclaims against PeopleSoft and its directors only later to abandon many of those claims

Offer Far Below Comparable Transaction Precedents (a) Using implied transaction value and equity analyst consensus estimates for the next four quarters or next calendar year EPS at announcement; Source: FactSet, First Call and Wall Street Research. (b) PeopleSoft / Vantive, PeopleSoft / J.D. Edwards, EMC / Legato and EMC / Documentum, Ariba / Freemarkets and Computer Associates / Netegrity multiples are based on forward calendar year. (c) In conjunction with the announcement of the transaction, Netegrity pre-announced an earnings shortfall. Equity analysts' consensus EPS estimate was subsequently lowered from $0.35 to $0.28 for CY2005. (d) First Call analyst consensus of $0.77 as of 11/10/04. Midpoint of current management pro forma guidance is $1.08 for 2005. SEBL/ Scopus 3/98 PSFT/ Vantive 10/99 (b) MSFT/ Great Plains 12/00 Peregrine/ Remedy 6/01 Fair Isaac/ HNC 4/02 MSFT/ Navision 5/02 IBM/ Rational 12/02 Veritas/ Precise 12/02 PSFT/ JDEC 6/03 (b) EMC/ Legato 7/03 (b) EMC/ DCTM 10/03 (b) SunGard/ SCTC 12/03 Ariba/ FMKT (b) 1/04 CA/ NETE 10/04 (b) (c) 2005 PSFT (d) Existing 62 50.8 38 49.5 44.4 42.3 43.8 47.1 37.1 50.3 64.1 26.6 27.2 38.4 New 22.2 9 62 50.8 38 49.5 44.4 42.3 43.8 47.1 37.1 50.3 64.1 26.6 27.2 38.4 44.4 44.4 44.4 44.4 44.4 44.4 44.4 44.4 44.4 44.4 44.4 44.4 44.4 M&A Transaction Forward P/E Multiples(a) Implied PSFT Multiples at $24.00 Oracle Offer:

$24 Oracle Offer Still Significantly Undervalues PeopleSoft Relevant Valuation Benchmarks (Forward P/E) Note: SAP and SEBL per First Call consensus as of 11/10/04. (a) Mean of 2005E P/E multiples of BEAS, CA, MERQ, MSFT, ORCL, SAP, SEBL and VRTS. First Call consensus as of 11/10/04. Represents average of 2002 and 2003 historical median rolling next twelve month (NTM) P/E multiples (daily, using trading days only) based on IBES median EPS estimates per FactSet. (c) Per Safra Catz testimony on 10/11/04 discussing how Oracle modeled PeopleSoft 2004 EPS of $0.85 (First Call estimate was $0.90). Represents average of the following 14 precedent large enterprise software transactions: Siebel / Scopus (03/98), PeopleSoft / Vantive (10/99), Microsoft / Great Plains (12/00), Peregrine / Remedy (06/01), Fair Isaac / HNC Software (04/02), Microsoft / Navision (05/02), IBM / Rational (12/02), Veritas / Precise (12/02), PeopleSoft / J.D. Edwards (6/03), EMC / Legato (7/03) and EMC / Documentum (10/03), Sungard / SCTC (12/03), Ariba / FMKT (1/04), and CA / Netegrity (10/04). Estimate at midpoint of current management pro forma guidance is $1.08. Software Leaders Index (a) SAP at Market Historical PSFT Multiple (b) SEBL at Market ORCL $26 Offer for PSFT (c) Selected Transactions (d) ORCL $24 Offer for PSFT (e) P/E 26.9 29.4 32.2 34.5 30.6 44.4 22.2 low 26.9 26.9 26.9 26.9 26.9 26.9 26.9 high 44.4 44.4 low 22.2 22.2 22.2 22.2 22.2 22.2 22.2 ~20-50% Discount Implied by Oracle Offer

Customer Confidence Drives Stockholder Value

- Customer Assurance Program ("CAP")
  - Enhance customer confidence → drives purchases
- Since CAP initiated, PeopleSoft has grown its installed base significantly:
  - Added more than 700 new customers to installed base
  - Closed over 3,600 license transactions
  - Generated more than $800 million in license revenues
- Increasing installed base drives incremental revenue opportunity
  - $2+ billion[a] of maintenance + services + cross/up sell
- Oracle "…has no intention of tripping these triggers…"[b]
  - "… We've always said we would support [PeopleSoft products]… we will [eventually] come up with a next release, a version 9…"[c]

Delaware court commented that current CAP largely answers questions and objections raised by Oracle

(a) Based on license revenues of $800mm, maintenance attach rate of 20% and renewal rate of 90% over 10 years and 1.25x services to license ratio, inline with historical norms.
(b) Source: Oracle proxy statement, filed 2/24/04.
(c) Source: Jeff Henley, Oracle Chairman.

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Pro Forma to GAAP Reconciliation